EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 15, 2022, with respect to the consolidated financial statements of Redbox Entertainment Inc included in its Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference in this Amendment No. 2 to the Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement, and to the use of our name as it appears under the caption “Experts.”

/s/ GRANT THORNTON LLP

Chicago, IL

October 4, 2022